UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2016

CPI CARD GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-37584 (Commission File Number)	26-0344657 (I.R.S. Employer Identification No.)

10368 West Centennial Road Littleton, CO (Address of principal executive offices)	80127 (Zip Code)

(303) 973-9311
(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b), (c) On March 21, 2016, Chris Bakke, age 45, was appointed as Chief Accounting Officer of CPI Card Group Inc. (the “Company”), replacing Jerry Dreiling, who will continue to serve as Vice President Finance, Planning and Operations Support of the Company.  Mr. Bakke joined the Company in November 2015 as Vice President and Controller.  Prior to joining the Company, Mr. Bakke served in various capacities at Western Union from May 2002, most recently as Senior Vice President Global Operations of Western Union Company from August 2012 to September 2015. Prior to his time with Western Union, Mr. Bakke served in the Assurance and Advisory Business Services practice at Ernst & Young LLP for 8 years.  Mr. Bakke holds a Bachelor’s Degree from the University of Colorado at Boulder and is a certified public accountant in the State of Colorado.

Mr. Bakke does not have any family relationship with any director or executive officer, or a person nominated to be a director or executive officer of the Company. There is no transaction between Mr. Bakke and the Company that would require disclosure under Item 404(a) of Regulation S-K.

In consideration for his services, Mr. Bakke will receive an initial base salary of $225,000 and will be eligible for an annual bonus based on a target 40% of his base salary based on Company and individual performance. In connection with his employment, in December 2015, Mr. Bakke was granted 25,000 options, which vest over a four-year period.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CPI CARD GROUP INC.

Dated: March 21, 2016	By:	/s/ David Brush
	Name:	David Brush
	Title:	Chief Financial Officer